UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Roche Separation

On December 22, 2023, Immunome, Inc. (the “Company”) and Corleen Roche agreed to a mutual separation effective January 2, 2024 (the “Roche Separation Date”). Effective as of the Roche Separation Date, Ms. Roche will no longer serve as the Company’s Chief Financial Officer, principal financial officer or principal accounting officer.

The Company and Ms. Roche entered into a separation agreement (the “Separation Agreement”), pursuant to which Ms. Roche will receive the following severance benefits (the “Severance Benefits”): (i) continuation of Ms. Roche’s current base salary for ten and one-half (10.5) months (the “Severance”) from the Roche Separation Date, paid in substantially equal installments on the Company’s regular payroll schedule following the Roche Separation Date, subject to standard deductions and withholdings; (ii) COBRA premium payments for up to ten and one-half (10.5) months from the Roche Separation Date; (iii) a one-time cash payment of $75,000, subject to standard deductions and withholdings; and (iv) the period for Ms. Roche to exercise her vested equity awards will be extended to be one-year from the date she ceases to provide continuous service to the Company. Ms. Roche’s right to receive the Severance Benefits is conditioned on her release of claims contained in the Separation Agreement becoming effective.

Additionally, Ms. Roche will provide the Company with transition consulting services (the “Consulting Services”) from the Roche Separation Date through April 5, 2024, unless earlier terminated (such period, the “Consulting Period”), pursuant to the terms of a consulting agreement (the “Consulting Agreement”). As consideration for the Services, the Company will pay Ms. Roche $300 per hour and her outstanding equity awards will continue to vest pursuant to their terms.

The foregoing description of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and Consulting Agreement, as applicable, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Appointment of Mr. Rosett as Interim Chief Financial Officer and Principal Financial Officer

The Company’s board of directors has, effective as of the Roche Separation Date, appointed Max Rosett, in addition to his other titles, as the Company’s Interim Chief Financial Officer and principal financial officer.

Mr. Rosett, age 34, has served as the Company’s Senior Vice President, Operations since October 2023. Before joining the Company, Mr. Rosett held positions of increasing responsibility with Morphimmune from January 2022 until October 2023, last serving as Morphimmune’s Acting Chief Operating Officer from March 2022 until October 2023. Mr. Rosett also served as Principal at Research Bridge Partners, a life science investment firm, from March 2021 until October 2023. He was previously Director of Data Science at Research Bridge Partners from February 2018 to February 2021. He has also worked as an engineer at Google, and he started his career at the Boston Consulting Group, where he served clients in the pharmaceutical industry. Mr. Rosett earned a M.S. in Computer Science from Georgia Institute of Technology and a B.A. in Mathematics from Yale University.

Mr. Rosett did not enter into any material plan, contract or arrangement with the Company in connection with his appointment as the Company’s Interim Chief Financial Officer and principal financial officer.

There are no family relationships between Mr. Rosett and any of the Company’s current or former directors or executive officers. Mr. Rosett is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Appointment of Mr. Lapetina as Principal Accounting Officer

The Company’s board of directors has, effective as of the Roche Separation Date, appointed Bob Lapetina, in addition to his other titles, as the Company’s principal accounting officer.

Mr. Lapetina, age 49, has served as the Company’s Vice President, Finance and Corporate Controller since May 2021. Before joining the Company, Mr. Lapetina held positions of increasing responsibilities with The Chubb Corporation from January 2019 until May 2021 as the AVP, Expense Management of North America. Mr. Lapetina also served as the Director of Finance at Teleflex, a medical device company from July 2017 until December 2018. He has also worked in the pharmaceutical industry as a strategic business partner providing financial oversight and leadership at Pfizer, Wyeth Pharmaceuticals and Johnson & Johnson. Mr. Lapetina received a B.S. in Accountancy from Tempe University’s Fox School of Business and an M.B.A. from Saint Joseph’s University.

In connection with Mr. Lapetina’s appointment as principal accounting officer, the compensation committee of the Company’s board of directors has agreed to pay Mr. Lapetina a $15,000 cash retention bonus that will be earned if Mr. Lapetina remains employed by the Company through March 31, 2024 and an additional $15,000 cash retention bonus that will be earned if Mr. Lapetina remains employed by the Company through December 31, 2024.

There are no family relationships between Mr. Lapetina and any of the Company’s current or former directors or executive officers. Mr. Lapetina is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement by and between the Company and Corleen Roche, dated December 22, 2023.
10.2	Consulting Agreement by and between the Company and Corleen Roche, effective as of January 2, 2024, as supplemented by Task Order #1.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: December 29, 2023	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer